UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 3, 2019

SG BLOCKS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38037	95-4463937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

195 Montague Street, 14th Floor

Brooklyn, NY 11201

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: 646-240-4235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01	SGBX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 3, 2019, SG Blocks, Inc. (the “Company”) entered into an Exclusive License Agreement (the “License Agreement”) with CPF MF 2019-1 LLC (the “Licensee”), pursuant to which the Company granted the Licensee an exclusive license (the “License”) solely within the United States and its legal territories to the Company’s technology, intellectual property, any improvements thereto, and any related permits, in order to develop and commercialize products within the field of design and project management platforms for residential use, including single-family residences and multi-family residences, but excluding military housing. The License Agreement has an initial term of five (5) years and will automatically renew for subsequent five (5) year periods. The License Agreement provides for customary terminating provisions, including the right by the Company to terminate if the Licensee fails to make minimum royalty payments (as described below).

In consideration for the License, during the initial term, the Licensee agreed to pay the Company a royalty of (x) five percent (5%) on the first $20,000,000 of gross revenues derived from the Licensee’s commercialization of the License (net of customary discounts, sales taxes, delivery charges, and amounts for returns) (the “Gross Revenues”), (y) four and one-half percent (4.5%) on the next $30,000,000 of Gross Revenues, and (z) five percent (5%) on all Gross Revenues thereafter (collectively, the “Royalty”), subject to the following minimum royalty payments determined on a cumulative basis during the initial term: $500,000 in year 1, $750,000 in year 2, $1,500,000 in year 3, $2,000,000 in year 4, and $2,500,000 in year 5. If the License Agreement is extended beyond the initial term, then the parties will negotiate in good faith the royalty rate and the minimum royalty payments for the renewal term(s). In addition, to the extent the Licensee sublicenses any aspect of the License to a sublicensee, the Licensee will pay to the Company fifty percent (50%) of all payments received by the Licensee from such sublicensee. The Company may also provide the Licensee with professional services with respect to the License, and the Licensee will reimburse the Company for employees’ time, materials, and expenses incurred in providing such professional services. The Licensee also separately agreed to reimburse the Company for any third-party expenses incurred by the Company in developing the Company’s remaining and future residential projects.

The License Agreement provides for customary indemnification obligations between the parties and further provides that the Licensee will indemnify the Company for any claims arising out of the commercialization of the License by the Licensee or any of its subsidiaries, contractors, or sublicensees. In addition, the License Agreement provides that the Company will provide the Licensee with cost estimates for the fabrication and manufacturing of residential projects in the Company’s existing pipeline as of the date of the License Agreement, and if such projects cannot be reasonably constructed and installed at or below such estimates, then the Licensee may withhold payment of any royalty due to the Company under the License Agreement on a dollar-for-dollar basis to offset the costs above the originally estimated amounts.

The Company previously disclosed, under the section heading “Prospectus Supplement Summary - Recent Developments” in its Prospectus Supplement filed on July 31, 2019 pursuant to Rule 424(b)(5) under the Securities Act of 1933, its membership interest in CPF GP 2019-1 LLC (“CPF GP”), which is the managing member of the Licensee, which in turn owns the land on, and intends to develop the 302-unit multifamily project in, Sullivan County, New York, known as the “Monticello Project.” Under the License Agreement, the Company agreed to withdraw as a member of CPF GP. As a result, the Company’s membership interest in CPF GP was forfeited and the Company no longer has any obligation to contribute $1,300,000 of cash to CPF GP. In addition, as a result of the License Agreement, the Licensee (rather than the Company) will supply products for the construction of the Monticello Project.

As a result of the transactions under the License Agreement, the Company anticipates that its construction backlog will be reduced, perhaps materially. The Company intends to update its construction backlog in its Quarterly Report on Form 10-Q for the three months ended September 30, 2019.

A copy of the License Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

On October 3, 2019, the Company entered into a Loan Agreement and Promissory Note (the “Loan Agreement”) with CPF GP, pursuant to which the Company agreed to loan CPF GP a principal amount of $750,000 at an annual interest rate of five percent (5%), with a maturity date of July 31, 2023. Under the Loan Agreement, the Company will advance to CPF GP the first installment of the principal amount, equal to $500,000, no later than October 15, 2019 and will advance to CPF GP the second installment of the principal amount, equal to $250,000, no later than February 28, 2020. As security for this loan, the Company will receive a security interest in all of CPF GP’s membership interests in the Licensee. The Company is considering its options in funding the first principal installment under the Loan Agreement, including but not limited to raising equity capital or assigning its rights and obligations under the Loan Agreement to another party. If the Company fails to fund either principal installment, such failure will constitute a default under the Loan Agreement and a cross default under the License Agreement.

A copy of the Loan Agreement is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a) The discussion under Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished as part of this report.

10.1	Exclusive License Agreement, entered into as of October 3, 2019 by and between SG Blocks, Inc. and CPF MF 2019-1 LLC.

10.2	Loan Agreement and Promissory Note, dated effective October 3, 2019, between SG Blocks, Inc., as lender, and CPF GP 2019-1 LLC, as borrower.

99.1	Press Release, dated October 4, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SG Blocks, Inc.

Dated: October 9, 2019	By:	/s/ Paul Galvin
Paul Galvin
Chairman and CEO

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